Exhibit 99.1

VOLCANO REPORTS FIRST QUARTER REVENUES OF $49.0 MILLION;

IVUS AND FM BUSINESSES GREW 24 PERCENT

(SAN DIEGO, CA), May 5, 2009—Volcano Corporation (NASDAQ: VOLC), a leader in the development, manufacturing and sales of products for the diagnosis and treatment of coronary and peripheral artery disease, today reported revenues of $49.0 million for the first quarter of fiscal 2009.

The results for the quarter ended March 31, 2009, represent a 34 percent increase over revenues of $36.6 million in the first quarter of 2008. The revenues for the first quarter of 2009 include $3.7 million from Axsun Technologies, Inc., which Volcano acquired at the end of 2008 and for which the company recorded no revenues in the first quarter a year ago. The company said revenue growth was driven by a 24 percent increase in revenues from its intravascular ultrasound (IVUS) and Functional Measurement (FM) offerings.

For the first quarter of 2009, the company reported a GAAP net loss of $7.6 million, or $0.16 per share, versus a GAAP net loss of $2.3 million, or $0.05 per share, in the same period in 2008. Weighted average shares for the first quarter of 2009 were 48.0 million.

Excluding stock-based compensation expense of $2.7 million, the company reported a net loss of $4.9 million, or $0.10 per share, in the first quarter of 2009. Excluding acquisition-related costs of $2.9 million, stock-based compensation expense of $2.1 million and in-process research and development expenses of $175,000, Volcano reported net income of $2.8 million, or $0.06 per diluted share, in the first quarter of 2008. A reconciliation of the company’s GAAP and non-GAAP results can be found in today’s earnings news release on the company’s website at www.volcanocorp.com.

“In spite of a difficult U.S. capital equipment environment, we continued our successful market expansion programs for Volcano’s IVUS and FM offerings during the quarter as we placed 210 IVUS consoles, nearly double the consoles placed in the same period a year ago. In addition, our combined IVUS and FM revenues increased 24 percent versus the first quarter of 2008, including an 82 percent increase in FM disposable revenues,” said Scott Huennekens, president and chief executive officer of Volcano.

“Helping to drive adoption were the technology leadership of our offerings, our expanded sales force and the ongoing release of data that demonstrate the value of using IVUS and FM to diagnose and treat patients,” he added.

The company said that it is also accelerating its direct sales program in Japan and is in negotiations with Goodman, its largest Japanese distributor, regarding the transition, and expects to discontinue distribution through Goodman over the next two quarters.

“We feel very positive about our market position and the momentum we have in Japan,” Huennekens noted. “We now have nearly 40 sales representatives in the market and expect to add significantly to our infrastructure in Japan during the balance of the year as we move to assume direct control of our sales and marketing efforts there,” he continued.

Guidance

The company reconfirmed prior guidance for revenues of $218-$223 million and gross margin of 60-62 percent in fiscal 2009. It said that given the acceleration of its direct sales program in Japan and ongoing transition negotiations with Goodman, it is currently not able to determine the timing and impact on operating expenses and net income. As a result, Volcano is not providing guidance for total consolidated operating expenses, operating income or earnings per share. Regardless of the outcome of negotiations with Goodman, the company expects increased operating expenses related to the expansion of its sales force infrastructure, including further increased sales and marketing expenses in Japan, expanded clinical trial activity and costs related to litigation.

Conference Call

The company will hold a conference call at 2 p.m., Pacific Daylight Time, (5 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 325-4826, passcode 5095234, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through May 14, at (719) 457-0820, passcode 5095234, and via the company’s website.

Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH™ IVUS tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters. Currently, more than 4,200 Volcano IVUS and FM systems are installed worldwide and approximately half of Volcano’s revenues are derived from outside the United States. Volcano also develops and manufactures optical monitors, lasers and optical engines used in OCT imaging systems and advanced photonic components and subsystems used in spectroscopy and other industrial applications. For more information, visit the company’s website at http://www.volcanocorp.com.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense and in-process research and development and acquisition-related costs are not reflective of core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2009; market adoption of the company’s technology; the impact of clinical and other technical data; the timing of the company’s direct sales program in Japan, including impact on revenue, expenses and income; the outcome, and impact to the company, of discussions with Goodman regarding the transition to discontinue distribution through Goodman; growth strategies and market development and product sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(916) 638-8008

or

Neal Rosen

Ruder-Finn

(415) 692-3058

VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$106,532	$100,949
Short-term available-for-sale investments	37,360	48,941
Accounts receivable, net	35,984	41,795
Inventories	31,147	28,936
Prepaid expenses and other current assets	4,736	5,869

Total current assets	215,759	226,490
Restricted cash	288	327
Property and equipment, net	31,874	30,007
Intangible assets, net	14,648	15,636
Goodwill	901	842
Other non-current assets	1,959	2,177

	$265,429	$275,479

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,174	$14,867
Accrued compensation	10,084	12,690
Accrued expenses and other current liabilities	8,833	10,745
Deferred revenues	5,224	5,872
Short-term debt	—	151
Current maturities of long-term debt	58	57

Total current liabilities	38,373	44,382
Long-term debt	20	34
Deferred license fee from a related party	813	875
Other	648	456

Total liabilities	39,854	45,747
Stockholders’ equity	225,575	229,732

	$265,429	$275,479

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$48,959	$36,647
Cost of revenues	20,649	13,629

Gross profit	28,310	23,018
Operating expenses:
Selling, general and administrative	25,080	22,059
Research and development	8,769	5,637
In-process research and development	—	175
Amortization of intangibles	1,052	773

Total operating expenses	34,901	28,644

Operating loss	(6,591)	(5,626)
Interest income	301	1,833
Interest expense	(2)	(4)
Exchange rate (loss) gain	(1,128)	1,679

Loss before provision for income taxes	(7,420)	(2,118)
Provision for income taxes	194	208

Net loss	$(7,614)	$(2,326)

Net loss per share—basic and diluted	$(0.16)	$(0.05)

Shares used in calculating net loss per share—basic and diluted	48,032	47,030

VOLCANO CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
GAAP operating loss	$(6,591)	$(5,626)
Stock-based compensation	2,715	2,061
In-process research and development	—	175
Acquisition due-diligence costs	—	2,878

Non-GAAP operating loss	$(3,876)	$(512)

GAAP net loss	$(7,614)	$(2,326)
Stock-based compensation	2,715	2,061
In-process research and development	—	175
Acquisition due-diligence costs	—	2,878

Non-GAAP net (loss) income	$(4,899)	$2,788

GAAP net loss per share—basic	$(0.16)	$(0.05)
Stock-based compensation	0.06	0.04
In-process research and development	—	0.01
Acquisition due-diligence costs	—	0.06

Non-GAAP net (loss) income per share—basic	$(0.10)	$0.06

Shares used in calculating net income per share—basic	48,032	47,030

GAAP net loss per share—diluted	$(0.16)	$(0.05)
Stock-based compensation	0.06	0.04
In-process research and development	—	—
Acquisition due-diligence costs	—	0.06
Adjustment to shares used in calculating net income per share	—	0.01

Non-GAAP net (loss) income per share—diluted	$(0.10)	$0.06

Shares used in calculating net income per share—diluted	48,032	49,698

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items are not reflective of our core operating activities and should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development in the first quarter of 2008 related to the costs associated with the December 2007 acquisition of CardioSpectra, Inc., and the acquisition due diligence costs incurred in the first quarter of 2008 related to a proposed acquisition that was not consummated. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(Unaudited)

	Three months ended March 31,		Percentage Change
	2009	2008	2008 to 2009
Medical segment:
IVUS systems:
United States	$5.0	$3.8	33%
Japan	1.2	0.9	28
Europe	1.6	1.2	35
Rest of world	0.7	0.5	27

Total IVUS systems	$8.5	$6.4	32

IVUS disposables:
United States	$14.3	$11.6	23%
Japan	10.0	8.8	13
Europe	4.0	4.0	(0)
Rest of world	0.8	0.8	6

Total IVUS disposables	$29.1	$25.2	16

FM:
United States	$3.6	$1.9	93%
Japan	0.3	0.2	33
Europe	2.1	1.5	41
Rest of world	0.3	0.1	80

Total FM	$6.3	$3.7	68

Other	1.7	1.3	32%

Sub-total medical segment	$45.6	$36.6	24

Telecom segment	3.4	—	—

Total	$49.0	$36.6	34